Calculation of Filing Fee Tables
S-8
BELITE BIO, INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, par value $0.0001 per share	Other	1,573,598	$ 161.145	$ 253,577,449.71	0.0001381	$ 35,019.05
Total Offering Amounts:						$ 253,577,449.71		$ 35,019.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 35,019.05
Offering Note
[1]	Note 1a. The ordinary shares of Belite Bio, Inc (the "Registrant") registered hereunder are represented by the Registrant's American depositary shares ("ADSs"), with each ADS representing one (1) ordinary share, par value $0.0001 per share. The registrant's ADSs issuable upon deposit of the ordinary shares have been registered under a separate registration statement on Form F-6 (333-264395). Note 1b. The amount registered represents ordinary shares that were automatically added to the shares reserved and authorized for issuance under Belite Bio, Inc 2022 Performance Incentive Plan (the "2022 Plan"), pursuant to an "evergreen" provision contained in the 2022 Plan. Pursuant to such provision, the maximum aggregate number of ordinary shares available for issuance shall automatically increase on the first trading day in January of each calendar year during the term of the 2022 Plan, commencing with January 2023, by an amount equal to (i) four percent (4%) of the total number of ordinary shares issued and outstanding on December 31 of the immediately preceding calendar year or (ii) such lesser number of ordinary shares as may be established by the registrant's board of directors. To the extent that the actual number of shares that may be offered pursuant to the 2022 Plan exceeds the number of shares registered on this registration statement, the registrant will file a new registration statement to register the additional shares. Note 1c. The proposed maximum offering price per ordinary share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$161.145 per ADSs, the average of the high and low prices for the registrant's ADSs as quoted on the Nasdaq Capital Market on January 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A